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Exhibit 10.32

                          MOONEY AEROSPACE GROUP, LTD.
                             AUDIT COMMITTEE CHARTER

         The Audit Committee (sometimes referred to as the "Committee") is appointed by the Board of Directors (the "Board") of Mooney Aerospace Group, Ltd. (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Exchange. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee, if such a committee exists.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company's investment bankers or financial analysts who follow the Company.

         The Audit Committee shall make regular reports to the Board.

         The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

5. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.



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6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

9. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

10. Approve the fees to be paid to the independent auditor for audit services.

11. Approve the retention of the independent auditor for any non-audit service and the fee for such service.

12. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

13. Evaluate together with the Board the performance of the independent auditor and, whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, recommend that the Board replace the independent auditor.

14. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

15. Discuss with the national office of the independent auditor, if any, issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

16. Review the appointment and replacement of the senior internal auditing executive, if any.

17. Review the significant reports to management prepared by the internal auditing department, if any, and management's responses.

18. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

19. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.



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20. Obtain reports from management, the Company's senior internal auditing executive, if any, and the independent auditor that the Company's subsidiaries/foreign affiliated entities, if any, are in conformity with applicable legal requirements and the Company's Code of Conduct, when formally established, including disclosures of insider and affiliated party transactions.

21. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit

22. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

23. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

         (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

         (b) Any changes required in the planned scope of the internal audit, if one occurs.

         (c) The internal audit department responsibilities, budget and staffing, if such a department is established.

24. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

25. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct, when formally established.

26. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

27. Meet at least quarterly with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct, when formally established.

         This Charter was adopted by the Board on July 22, 2002.

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